SMITH BARNEY CONCERT ALLOCATION SERIES INC.


	ARTICLES OF AMENDMENT


Smith Barney Concert Allocation Series Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland
(the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

FIRST:  The Charter of the Corporation is hereby amended to provide as follows:

The name of all of the issued and unissued Class C Common Stock of each of the High Growth Portfolio, the Growth Portfolio, the Global Portfolio, the Balanced Portfolio, the Income Portfolio and the Conservative Portfolio series of capital stock of the Corporation is hereby changed to Class L Common Stock of such series or Fund.

SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders.

THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

FOURTH: The amendment to the Charter of the Corporation effected hereby shall become effective at 9:00 a.m. on June 12, 1998.

IN WITNESS WHEREOF, Smith Barney Concert Allocation Series Inc.
has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of June 4, 1998.


WITNESS:					SMITH BARNEY CONCERT
						ALLOCATION SERIES INC.

/s/ David A. Barnett   		By:   /s/ Heath B. McLendon
David A. Barnett 				Heath B. McLendon
Assistant Secretary					President





THE UNDERSIGNED, President of Smith Barney Concert Allocation Series Inc., who executed on behalf of the Corporation
Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


						/s/ Heath B. McLendon
						Heath B. McLendon
						President





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